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                              IN HOME HEALTH, INC.
                                STOCK OPTION PLAN
                                     OF 1987






                                        Effective April 15, 1987
                                         as amended through
                                         October 24, 1995




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                              IN HOME HEALTH, INC.
                                STOCK OPTION PLAN


                      ARTICLE I.  ESTABLISHMENT AND PURPOSE

     1.1 ESTABLISHMENT. In Home Health, Inc., a Minnesota corporation ("Company"), hereby establishes a stock option plan for key employees selected for participation in the Plan which shall be known as the "STOCK OPTION PLAN OF 1987" (the "Plan"). It is intended that certain of the options issued pursuant to the Plan to employees of the Company may constitute incentive stock options within the meaning of section 422A of the Internal Revenue Code, and that other options, if any, issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

     1.2 PURPOSE. The purpose of this Plan is to enhance stockholder investment by attracting, retaining and motivating key employees of the Company, and to encourage stock ownership by such employees by providing them with a means to acquire a proprietary interest in the Company's success.


                            ARTICLE II.  DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

     (a)  "BOARD" means the Board of Directors of the Company.

     (b)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (c) "COMMITTEE" shall mean the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

     (d)  "COMPANY" means In Home Health, Inc., a Minnesota corporation.

     (e) "DATE OF EXERCISE" means the date the Company receives notice, by an Optionee, if the exercise of an Option pursuant to section 8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

     (f) "EMPLOYEE" means any person, including an officer or director of the Company, who is employed by the Company.


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     (g)  "FAIR MARKET VALUE" means the fair market value of Stock upon which an option is granted under this Plan.

     (h) "INCENTIVE STOCK OPTION" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Code.

     (i) "NONSTATUTORY OPTION" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422A of the Code applicable to incentive stock options.

     (j) "OPTION" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

     (k) "OPTIONEE" means an Employee designated by the Board to participate in the Plan.

     (l) "PARENT CORPORATION" shall have the meaning set forth in Section 425(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

     (m) "SUBSIDIARY CORPORATION" shall have the meaning set forth in Section 425(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

     (n) "SIGNIFICANT SHAREHOLDER" means an individual who, within the meaning of Section 422A(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 425(d) of the Code.

     (o)  "STOCK" means the Common Stock of the Company.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.


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                   ARTICLE III.  ELIGIBILITY AND PARTICIPATION

     3.1 ELIGIBILITY AND PARTICIPATION. All Employees are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those Employees who, in the opinion of the Board, are in a position to contribute materially to the Company's and its Subsidiary Corporations' continued growth and development and to its long-term financial success.


                           ARTICLE IV.  ADMINISTRATION

     4.1 ADMINISTRATION. The Plan shall be administered by the Board of Directors or by a Committee of two or more persons who are disinterested persons within the meaning of SEC Regulation 16b-3. The Committee shall be appointed by the Board and shall serve at the pleasure of the Board. Where a Committee has been created by the Board, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee, except where limited by the Plan or by the Board.

     The Committee shall have the power and authority:

     (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Options may from time to time be granted hereunder;

     (ii) to determine whether and to what extent Incentive Stock Options, Nonstatutory Options, or a combination of the foregoing, are to be granted hereunder;

     (iii) to determine the number of shares to be covered by each such Option granted hereunder; and

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of Options granted hereunder.

     The Committee shall also have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may delegate its authority to officers of the Company for the purpose of selecting employees who are not officers of the Company for purposes of (i) above.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Optionees.


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                      ARTICLE V.  STOCK SUBJECT TO THE PLAN

     5.1 NUMBER. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 2,500,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     5.2 UNUSED STOCK. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

     5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock set forth in Section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.


                        ARTICLE VI.  DURATION OF THE PLAN

     6.1 DURATION OF THE PLAN. Subject to the stockholder approval, the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.


                      ARTICLE VII.  TERMS OF STOCK OPTIONS.

     7.1 GRANT OF OPTIONS. Subject to section 5.1, Options may be granted to Employees at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.


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     The total Fair Market Value (determined at the date of grant) of shares of
Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which Incentive Stock Options may be granted (and all such plans of any Parent Corporations and any Subsidiary Corporations of the Company) shall not exceed $100,000. (Hereinafter, this limitation is sometimes referred to as the "$100,000 Limitation.")

     The written Option agreements with the Optionees shall contain such provisions as may be necessary to implement the $100,000 Limitation, taking into account the restrictions on exercise which already exist upon the Option or Options held by the Optionee which are subject to the $100,000 Limitation.
Where an Option holder already holds Options subject to the $100,000 Limitation, and the Optionee is granted a new Incentive Stock Option under this plan, the Board or Committee may, if permitted by the Code and the regulations and interpretations thereunder, impose the restrictions upon exercisability which are necessary to implement the $100,000 Limitation in whole or in part upon the previously issued Option or Options to accelerate the exercisability of the newly granted Incentive Stock Option.

     Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options in excess of the $100,000 Limitation where such excess amount is treated as a Nonstatutory Option.

     The Board is expressly given the authority to issue amended Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option.

     7.2 NO TANDEM OPTIONS. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under Section 422A of the Code.

     7.3 OPTION AGREEMENT. As determined by the Board on the date of grant, each Option shall be evidenced by an Option Agreement (the "Option Agreement") that includes the nontransferability provisions of Section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or serial exercise restrictions which the Board may impose; and any other terms or conditions which the Board may impose.

     All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

     7.2 OPTION PRICE. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted.


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Incentive Stock Options granted to Significant Shareholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be subject to the restrictions applicable to Incentive Stock Options.

     7.5 TERM OF OPTIONS. Each Option shall expire at such time as the Board shall determine when it is granted, provided however that no Option shall be exercisable later than the tenth anniversary date of its grant. By its terms, an Incentive Stock Option granted to a Significant Shareholder shall not be exercisable after five years from the date of grant.

     7.6 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such time and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

     7.7 PAYMENT. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefore has been made. Payment shall be made (i) in cash, or (ii) if acceptable to the Board, in stock or in some other form; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the Option from qualifying for treatment as an "incentive stock option" within the meaning of the Code.

     7.8 ANNUAL LIMIT ON ALL STOCK OPTIONS. No eligible person shall be granted any stock options for more than 300,000 shares of stock in the aggregate during any fiscal year period, subject to adjustments pursuant to Section 5.3. For this purpose, each fiscal year period shall begin each October 1 and shall end on the following September 30.


                   ARTICLE VIII.  WRITTEN NOTICE, ISSUANCE OF
                   STOCK CERTIFICATES, STOCKHOLDER PRIVILEGES

     8.1 WRITTEN NOTICE. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

     8.2 ISSUANCE OF STOCK CERTIFICATES. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

     8.3 PRIVILEGES OF A STOCKHOLDER. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.


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                     ARTICLE IX.  TERMINATION OF EMPLOYMENT

     9.1 DEATH. If an Optionee's employment terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

     9.2 TERMINATION OTHER THAN FOR CAUSE OR DUE TO DEATH. In the event of an Optionee's termination of employment, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three
(3) months of the Termination Date; provided, however, that where the Optionee is terminated due to disability within the meaning of Code Section 422A(c)(7), he may exercise such portion of his Option as was exercisable by him on his Termination Date within One year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

     In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a Corporation to the Company, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

     9.3 TERMINATION FOR CAUSE. In the event of an Optionee's termination of employment by the Company for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.


                         ARTICLE X.  RIGHTS OF OPTIONEES

     10.1 SERVICE. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee's employment at any time, nor confer upon any Employee any right to continue in the employ of the Company.

     10.2 NONTRANSFERABILITY. All Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.


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                             ARTICLE XI.  OPTIONEE'S
                          TRANSFER OR LEAVE OF ABSENCE

     11.1  OPTIONEE'S TRANSFER OR LEAVE OF ABSENCE.  For Plan purposes--

     (a) a transfer of an Optionee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

     (b) a leave of absence for an Optionee (i) which is duly authorized in writing by the Company, and (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of incentive stock options, shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.


                            ARTICLE XII.  AMENDMENT,
                    MODIFICATION, AND TERMINATION OF THE PLAN

     12.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. The Board may at any time terminate, and from time to time any may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may--

     (a) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in section 5.1;

     (b)  change the class of Employees eligible to receive Options;

No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.


                     ARTICLE XIII.  MERGER OR CONSOLIDATION

     13.1 MERGER OR CONSOLIDATION. (a) Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the Securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

     (b) A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation.


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However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 425(a).

     Notwithstanding the foregoing provisions providing that Options shall or may become immediately exercisable in full upon the dissolution or liquidation of the Company, or in certain mergers or consolidations, Incentive Stock Options shall become immediately exercisable in full only to the extent that this is permitted under the $100,000 Limitation as this Limitation is interpreted by the Code and the regulations and decisions thereunder. To the extent an Incentive Stock Option is not exercisable due to this Limitation, the unexercised portion of the Option shall terminate. However, in the case of a merger, consolidation, or other form of reorganization, the surviving corporation or its parent corporation shall have the right, but not the obligation, to issue Substitute Options for the portion not exercisable, as provided above.

     13.2 CHANGE IN CONTROL. In the event that the Company closes and consummates any transaction which has been approved by the Company's stockholders which, while not a merger or consolidation, involves a change in control of the Company, then, notwithstanding any other provision of the Plan,
(i) the Board or the Committee may grant as a part of such transaction Options which are not subject to the termination provisions of Article IX and having such other terms and provisions as the Board or the Committee deems appropriate, and (ii) any outstanding Option held by non-employee members of the Board of Directors shall be immediately vested in full.

                      ARTICLE XIV.  SECURITIES REGISTRATION

     14.1 SECURITIES REGISTRATION. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualified of such Options or Stock.

     Unless the Company has determined that the following representation is unnecessary, each person exercising an Optionee under the Plan may be required by the Company, as a condition to


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the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.


                          ARTICLE XV.  TAX WITHHOLDING

     15.1 TAX WITHHOLDING. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company in amount sufficient to satisfy federal, state, and local withholding tax requirements.


                          ARTICLE XVI.  INDEMNIFICATION

     16.1 INDEMNIFICATION. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them to hold them harmless.


                       ARTICLE XVII.  REQUIREMENTS OF LAW

     17.1 REQUIREMENTS OF LAW. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchange as may be required.

     17.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Minnesota.


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                     ARTICLE XVIII.  EFFECTIVE DATE OF PLAN

     18.1 EFFECTIVE DATE. The Plan shall be effective on April 15, 1987, the date of its adoption by the Board.


                       ARTICLE XIX.  COMPLIANCE WITH CODE.

     19.1 COMPLIANCE WITH CODE. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code Section 422A. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.


                 ARTICLE XX.  NO OBLIGATION TO EXERCISE OPTION.

     20.1 NO OBLIGATION TO EXERCISE. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.


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